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                                                                     EXHIBIT 5.1

[LOGO OF DECHERT]


BOSTON     BRUSSELS     HARRISBURG     HARTFORD     LONDON
NEW YORK   PARIS        PHILADELPHIA   PRINCETON    WASHINGTON


July 28, 2000

Internet Capital Group, Inc.
435 Devon Park Drive
600 Building
Wayne, PA 19087

Re: Shelf Registration Statement on Form S-4

Gentlemen and Ladies:

     We have acted as counsel to Internet Capital Group, Inc., a Delaware corporation ("ICG"), in connection with the preparation and filing of the Registration Statement on Form S-4 filed today (the "Registration Statement"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed issuances from time to time in connection with future exchange offers, business combination transactions or acquisitions by ICG, or its subsidiaries, of other businesses, assets or securities of up to 23,345,115 shares of ICG Common Stock (the "Shares").

     We have participated in the preparation of the Registration Statement and have made such legal and factual examination and inquiry as we have deemed necessary for the rendering of this opinion. In making our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to all authentic original documents of all documents submitted to us as copies.

     Based upon and subject to the foregoing, we are of the opinion that the Shares, when (i) issued, delivered and paid for in accordance with the terms of the definitive agreements governing the issuance of such shares (the "Acquisition Agreements"), assuming: (a) that at least par value will be paid for the shares, (b) that the execution and delivery of the Acquisition Agreements and the issuance of the Shares governed thereby are duly authorized and approved by the Board of Directors of ICG, and (c) the completion of all proceedings to be taken in order to permit such issuances to be carried out in accordance with applicable securities laws; and (ii) certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.


Dechert Price & Rhoads
--------------------------------------------------------------------------------
   4000 Bell Atlantic Tower . 1717 Arch Street . Philadelphia, PA 19103-2793
            Tel: 215.994.4000 . Fax 215.994.2222 . www.dechert.com
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Internet Capital Group, Inc.
July 28, 2000
Page 2


          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus contained therein, under the caption "Legal Matters." In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Dechert